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                                                                   Exhibit 10.12

                    SUBORDINATED LOAN AND SECURITY AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated as of October 16, 1998, is entered into by and between Acusphere, Inc., a Delaware corporation, with its chief executive office, and principal place of business located at 38 Sidney Street, Cambridge, Massachusetts, 02139 (the "Borrower") and Comdisco, Inc., a Delaware corporation, with its principal place of business located at 6111 North River Road, Rosemont, Illinois 60018 (the "Lender" or sometimes, "Comdisco"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    RECITALS

         WHEREAS, Borrower has requested Lender to make available to Borrower a loan in the aggregate principal amount of Five Million Dollars ($5,000,000.00) in two installments, the first installment in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) available immediately ("Loan I") and the second installment in the amount Two Million Five Hundred Thousand Dollars ($2,500,000.00) available as set forth herein ("Loan II") (as the same may from time to time be amended, modified, supplemented or revised, the "Loan"), which would be evidenced by Subordinated Promissory Note(s) executed by Borrower substantially in the form of Exhibit A hereto (as the same may from time to time be amended, modified, supplemented or restated the "Note(s)").

         WHEREAS, Lender is willing to make the Loan on the terms and conditions set forth in this Agreement, and

         WHEREAS, Lender and Borrower agree any Loan hereunder shall be subordinate to Senior Debt (as defined herein) to the extent set forth in the Subordination Agreement (as defined herein).

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1.  DEFINITIONS

         Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

         1.1 "ACCOUNT" means any "account," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other, transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all

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of Borrower's rights to any goods represented by any of the foregoing
(including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

         1.2 "ACCOUNT DEBTOR" means any "account debtor," as such term is defined in Section 9105(1)(a) of the UCC.

         1.3 "ADVANCE" means each installment made by the Lender to Borrower pursuant to the Loan to be evidenced by the Note(s) secured by the Collateral.

         1.4 "ADVANCE DATE" means the funding date of any Advance of the Loan.

         1.5 "ADVANCE REQUEST" means the request by Borrower for an Advance under the Loan, each to be substantially in the form of Exhibit C attached hereto, as submitted by Borrower to Lender from time to time.

         1.6 "CHATTEL PAPER" means any "chattel paper," as such term is defined in Section 9105(1)(b) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

         1.7 "CLOSING DATE" means the date hereof.

         1.8 "COLLATERAL" shall have the meaning assigned to such term in
Section 3 of this Agreement.

         1.9 "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

         1.10 "COPYRIGHTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country;
(ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations; renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

         1.11 "COPYRIGHT LICENSE" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

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         1.12 "DOCUMENTS" means any "documents," as such term is defined in
Section 9105(1)(f) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

         1.13 "EQUIPMENT" means any "equipment," as such term is defined in
Section 9109(2) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         1.14 "EXCLUDED AGREEMENTS" means (i) any Warrant Agreement(s) executed hereunder, and any other warrants (including without limitation, the warrant agreements dated as of May 1, 1995, August 5, 1996, June 6, 1997 and February 26, 1998) to acquire, or agreements governing the rights of the holders of, any equity security of Borrower, (ii) any stock of the Borrower issued or purchased pursuant to the Warrant Agreement, and (iii) the Master Lease Agreement dated as of between Borrower, as lessee, and Lender, as lessor, including, without limitation, any Equipment Schedules and Summary Equipment Schedules to the Master Lease Agreement executed or delivered by Borrower pursuant thereto and any other modifications or amendments thereof, whereby Borrower (as lessee) leases equipment, software, or goods from Lender (as lessor) to Borrower (as lessee).

         1.15 "FACILITY FEE" means one percent (1.0%) of the principal amount of Loan I due at the Closing Date and one percent (1.00%) of the principal amount of Loan II due upon the Next Event as defined herein.

         1.16 "FIXTURES" means any "fixtures," as such term is defined in
Section 9313(1)(a) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

         1.17 "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in Section 9105(e) of the UCC), rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

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         1.18 "INSTRUMENTS" means any "instrument," as such term is defined in
Section 9105(1)(i) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

         1.19 "INTELLECTUAL PROPERTY" means all Copyrights, Trademarks, Patents, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.

         1.20 "INVENTORY" means any "inventory," as such term is defined in
Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

         1.21 "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

         1.22 "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

         1.23 "LOAN DOCUMENTS" shall mean and include this Agreement, the Note(s), and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated, PROVIDED, that the Loan Documents shall NOT include any of the Excluded Agreements.

         1.24 "MATERIAL ADVERSE EFFECT" means a material adverse effect upon:
(i) the business, operations, properties, assets or conditions (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform, or of Lender to enforce, the Secured Obligations.

         1.25 "MATURITY DATE" means the date thirty-six (36) months from the Advance Date of each installment of the Loan.

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         1.26 "NEXT EVENT" means the first to occur of (a) the closing of an equity round of financing in the minimum amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00); (b) an initial public offering or Merger or
(c) the execution and funding of a strategic pharmaceuticals partner agreement for either Japan or Europe which includes a nonrefundable commitment to Borrower in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

         1.27 "PATENT LICENSE" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

         1.28 "PATENTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

         1.29 "PERMITTED LIENS" means any and all of the following: (i) liens in favor of Lender, (ii) liens related to, or arising in connection with, Senior Debt.

         1.30 "PROCEEDS" means "proceeds," as such term is defined in Section 9306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         1.31 "RECEIVABLES" shall mean and include all of the Borrowers accounts, instruments, documents, chattel paper and general intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

         1.32 "SECURED OBLIGATIONS" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note(s), or any of the other Loan Documents, whether or not evidenced by any Note(s), Agreement or other instrument, as the same may from time to time be

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amended, modified, supplemented or restated, provided, that the Secured
Obligations shall not include any indebtedness or obligations of Borrower arising under or in connection with the Excluded Agreements.

         1.33 "SENIOR CREDITOR" means a bank, insurance company, pension fund, or other institutional lender to be determined, or a syndication of such institutional lenders that provide Senior Debt financing to Borrower; PROVIDED, that Senior Creditor shall not include any officer, director, shareholder, venture capital investor, or insider of Borrower, or any affiliate of the foregoing persons, except upon the express written consent of Lender, which consent shall not be unreasonably withheld.

         1.34 "SENIOR DEBT" means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to a Senior Creditor under Senior Loan Documents, including, but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower.

         1.35 "SENIOR LOAN DOCUMENTS" means the loan agreement between Borrower and Senior Creditor and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Senior Creditor pursuant to or in connection with the Senior Debt or the loan agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.36 "SUBORDINATION AGREEMENT" means the Subordination Agreement of even date herewith, entered into between Borrower and Lender for the benefit of Senior Creditor.

         1.37 "TRADEMARK LICENSE" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

         1.38 "TRADEMARKS" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent; and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

         1.39 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

         1.40 "WARRANT AGREEMENT(S)" shall mean those agreements entered into in connection with the Loan, substantially in the form attached hereto as Exhibit B-1 and B-2 pursuant to which Borrower granted Lender the right to purchase that number of shares of Series D or E Preferred Stock of Borrower as more particularly set forth therein.

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SECTION 2.  THE LOAN

         2.1  (a)  Loan I:

         The outstanding principal amount of the Loan I, together with interest thereon precomputed at the rate of Prime Rate plus one (1.0%) percent per annum fixed at the Advance Date, shall be due and payable in twelve (12) equal monthly installments of interest only, payable on the first day of each month, followed by twenty-four (24) equal monthly installments of principal and interest, payable on the first day of each month, to and including the Maturity Date (each, a "Payment Date"). If any payment under the Note(s) shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

         In consideration for Loan I, Borrower shall issue Lender a Warrant Agreement for the purchase of 75,758 shares of Borrower's Series D Preferred Stock at a price per share of $3.30 (the "Exercise Price"), in the form of Exhibit B-1 attached hereto.

         (b)      Loan II:

         Loan II shall be available upon the dosing of a Next Event as defined in Section 1.26. Notwithstanding the foregoing, if the Next Event is such event as described in Section 1.26(c), the availability of Loan II shall further be conditioned upon Lender's subsequent review and approval. The outstanding principal amount of the Loan II, together with interest thereon pre-computed at the rate of Prime Rate plus one (1.0%) percent per annum fixed at the Advance Date, shall be due and payable in twelve (12) equal monthly installments of interest only, payable on the first day of each month, followed by twenty-four
(24) equal monthly installments of principal and interest, payable on the first day of each month, to and including the Maturity Date (each, a "Payment Date"). If any payment under the Note(s) shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

         In consideration for Loan II, Borrower shall issue Lender a Warrant Agreement for the purchase of a number of shares of Borrower's Preferred Stock equal to $250,000.00 divided by (i) the price per share paid by investors in the Series E Preferred Stock financing or (ii) $4.50 per share if the Next Event is pursuant to Section 1.26(c) (the "Exercise Price"), in the form of Exhibit B-2 attached hereto. In the event the Warrant Agreement is issued and priced in accordance with (i) above, the Warrant Agreement shall be for the purchase of Borrower's Series E Preferred Stock and if the Warrant Agreement is issued and priced in accordance with (ii) above, the Warrant Agreement shall be for the purchase of Borrower's Series D Preferred Stock.

         2.2 Borrower shall have the option to prepay the Loan, in whole or in part, as of any Payment Date after the Advance Date by paying to Lender such principal amount being prepaid together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment. Notwithstanding the foregoing, in the event the Loan is prepaid within the twelve (12) months from the date hereof, Borrower shall pay Lender an additional fee equal to one (1.00%) percent of the outstanding principal amount of the Loan. Conversion of a portion of the loan in accordance with ss. 2.5 shall not be treated as prepayment under this ss. 2.2.

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         2.3 (a) Notwithstanding any provision in this Agreement, the Note(s), or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). It the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note(s) (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding on the Note(s)), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note(s); second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest will tie automatically reduced to the Maximum Rate.

                  (b) In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1.

                  (c) Upon and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1 plus five percent (5%) per annum ("Default Rate").

         2.4 If the Borrower has not repaid the outstanding principal amount under the Loan in its entirety by the Maturity Date (as defined in the applicable Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid, Lender shall have the right to purchase from the Borrower, at the Exercise Price (adjusted, as set forth and defined in the Warrant Agreement), an additional number of shares of Preferred Stock which number shall be determined by (i) multiplying the outstanding principal amount which is due but unpaid by 1 % and (ii) dividing the product thereof by the Exercise Price.

         2.5 Notwithstanding anything to the contrary contained in this Agreement, Lender at its sole discretion, may convert up to thirty percent (30%) of the outstanding principal balance of each of the Note(s) into shares of the Borrower's equity securities at the closing of the Next Event as follows: (i) if the Next Event shall be an event as described in Section 1.26(a), the outstanding principal shall convert into the Security issued in such financing at a price equal to thirty percent (30%) greater than the equity financing price; (ii) if the Next Event shall be an event as described in Section 1.26(b), the outstanding principal shall convert into Common Stock at a price per share thirty percent (30%) less than the initial public offering or Merger price for such Common Stock or (iii) if the Next Event shall be an event as described in
Section 1.26(c), the outstanding principal shall convert into shares of Series D Preferred Stock at a price equal to $5.85 per share. In the event that a Merger is structured as a "pooling of interests" and if Borrower's accountants advise the Borrower that conversion of a portion of the Notes would prevent the Merger from being treated as a pooling of interests, the Note(s) shall not be convertible pursuant to this Section, and instead Borrower shall prepay the Note(s) by prepaying the principal amount together with all accrued and unpaid interest and a prepayment premium of 1.5% of the then outstanding principal amount.

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SECTION 3.  SECURITY INTEREST

         As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Lender to make the Loan upon the terms and subject to the conditions of the Note(s), Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a security interest in, all of Borrower's right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral"):

         (a)      All Receivables;

         (b)      All Equipment;

         (c)      All Fixtures;

         (d)      All Inventory;

         (e) All other goods and personal property of Borrower now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and

         (g) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BORROWER

         The Borrower represents, warrants and agrees that;

         4.1 Borrower owns all right title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens.

         4.2 Borrower has the full power and authority to, and does hereby grant and convey to the Lender, a perfected security interest in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens and shall execute such Uniform Commercial Code financing statements in connection herewith as the Lender may reasonably request. Except as set forth herein, no other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral.

         4.3 Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a material adverse effect.

         4.4 Borrower's execution, delivery and performance of the Note(s), this Agreement, all financing statements, all other Loan Documents required to be delivered or executed in connection herewith, and the Warrant Agreement(s) have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan

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Documents and the Warrant Agreement(s) were duly authorized to do so; and the
Loan Documents and the Warrant Agreement(s) constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

         4.5 This Agreement, the other Loan Documents and the Warrant Agreement(s) do not and will not violate any provisions of Borrower's Certificate of Incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement.

         4.6 The execution, delivery and performance of this Agreement, the other Loan Documents and the Warrant Agreement(s) do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

         4.7 To the Borrower's knowledge no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

         4.8 No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a default under the Loan Agreement between Borrower and Senior Creditor.

         4.9 Borrower has filed and will file all tax returns, federal, state and local, which it is required to file and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns or pursuant to any assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

SECTION 5.  INSURANCE

         5.1 So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained comprehensive general liability insurance against risks customarily insured against in Borrower's line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral and Borrower's business, covering casualty, hazard and such other property risks customarily insured against in Borrower's line of business. Borrower shall deliver to Lender lender's loss payable endorsements (Form BFU 438 or equivalent) naming Lender as loss payee or additional insured, as appropriate. Borrower shall use commercially reasonable efforts to cause all policies evidencing such insurance to provide for at least thirty (30) days prior written notice by the underwriter or insurance company to Lender in the event of cancellation or expiration. Such policies shall be issued by such insurers and in such amounts as are reasonably acceptable to Lender.

         5.2 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the disposition or utilization of the Collateral, other than claims arising at or caused by Lender's gross negligence or willful misconduct.

SECTION 6.  COVENANTS OF BORROWER

         Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

         6.1 Borrower shall furnish to Lender the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

                  (a) as soon as practicable (and in any event within thirty
         (30) days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating, basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower's Chief Executive Officer or Chief Financial Officer to be true and correct;

                  (b) as soon as practicable (and in any event within ninety
         (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

                  (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

                  (d) promptly, any additional information, financial or otherwise (including, but not limited, to tax returns and names of principal creditors) as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet its financial obligations.

         6.2 Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of the Company to discuss such books of account and records.

         6.3 Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; procure any instruments or documents as may be requested by Lender; and take all further action that may be necessary or desirable, or that Lender may request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         6.4 Borrower shall protect and defend Borrower's title as well as the interest of the Lender against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender) and shall give Lender immediate written notice thereof.

         6.5 Without Lender's prior written consent, which consent shall not be unreasonably withheld, Borrower shall not (a) grant any material extension of the time of payment of any of the Receivables, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof,
(c) release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower.

         6.6 Borrower shall maintain and protect its properties, assets and facilities, including without limitation, its Equipment and Fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

         6.7 Borrower shall not merge with and into any other entity except for where Borrower is the surviving entity and Borrower's shareholders immediately prior to the closing of such event shall hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity immediately after the closing of such event; or sell or convey all or substantially all of its assets or stock to any other person or entity without notifying Lender a minimum of thirty (30) days prior to the closing date and requesting Lender's consent such consent not to be unreasonably withheld to the assignment of all of Borrower's Secured Obligations hereunder to the successor entity in form and substance satisfactory to Lender. In the event Lender does not consent to such assignment the parties agree Borrower shall prepay the Loan in accordance with Section 2.2 hereof and, so long as no Event of Default has occurred and is continuing, Such prepayment shall be Lender's sole remedy.

         6.8 Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, declare or pay any cash dividend or make a distribution on , or redeem any class of stock, (other than pursuant to employee repurchase plans, stock plans, stock restriction agreements and similar arrangements with employees, consultants and others in connection with their death or termination of employment or transfer), sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of Borrower (except inventory sold in the normal course of business).

         6.9 Upon the request of Lender, Borrower shall, during business hours, make the Inventory and Equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Inventory and Equipment available to Lender for inspection. Borrower shall take all action necessary to maintain such logs and maintenance records in a correct and complete fashion.

         6.10 Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor.

         6.11 Borrower shall not relocate any item of the Collateral (other than sale of inventory in the ordinary course of business) except: (i) with the prior written consent of the Lender not to be unreasonably withheld; and (ii) if such relocation shall be within the continental United States. If permitted to relocate Collateral pursuant to the foregoing sentence, unless otherwise agreed in writing by Lender, Borrower shall first (a) cause to be filed and/or delivered to the Lender all Uniform Commercial Code financing statements, certificates or other documents or instruments necessary to continue in effect the perfected security interest of the Lender in the Collateral, and (b) have given the Lender no less than thirty (30) days prior written notice of such relocation.

         6.12 Borrower shall not sell, transfer, assign, hypothecate or otherwise encumber its Intellectual Property without Lender's prior written consent.

SECTION 7.  CONDITIONS PRECEDENT TO LOAN

         The obligation of Lender to fund the Loan on each Advance Date shall be subject to Lender's discretion and satisfactory completion of its due diligence and approval process, and satisfaction by Borrower or waiver by Lender, in Lender's sole discretion, of the following conditions:

         7.1 (a) The Advance Date for any installment shall occur on or before October 16, 1999.

         7.2 DOCUMENT DELIVERY. Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

                  (a) executed originals of the Agreement, the Warrant Agreement attached hereto as Exhibit B1 and any documents reasonably required by Lender to effectuate the liens of Lender, with respect to all Collateral;

                  (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents and the Warrant Agreement(s);

                  (c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

                  (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

                  (e) payment of the Facility Fee for Loan I;

                  (f) such other documents as Lender may reasonably request.

         7.3      ADVANCE REQUEST.  Borrower shall:

WITH RESPECT TO LOAN I:

                  (a) deliver to Lender, at least forty-eight (48) hours prior to the Advance Date, written notice in the form of an Advance Request, or as otherwise specified by Lender from time to time, specifying the date and amount of such Advance.

                  (b) deliver executed original Note(s) as set forth in
         Section 2.1(a), as applicable.

                  (c) such other documents as Lender may reasonably request.

WITH RESPECT TO LOAN II:

                  (a) deliver to Lender, at least forty-eight (48) hours prior to the Advance Date, written notice in the form of an Advance Request, or as otherwise specified by Lender from time to time, specifying the date and amount of such Advance.

                  (b) deliver executed original Note(s) as set forth in
         SECTION 2.1(b), as applicable;

                  (c) payment of the Facility Fee as set forth in SECTION 1.15 above;

                  (d) deliver executed Warrant Agreement as set forth in
         SECTION 2.1(b);

                  (e) either (i) deliver documentation satisfactory to Lender of completion of a Next Event as described in Section 1.26(a) or (ii) deliver documentation verifying completion of a Next Event as described in Section 1.26(c) and subject to Lender's further due diligence and approval.

         7.4 PERFECTION OF SECURITY INTERESTS. Borrower shall have taken or caused to be taken such actions requested by Lender to grant Lender a first priority perfected security interest in the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral

         7.5 ABSENCE OF EVENTS OF DEFAULTS. As of the Closing Date or the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a default under the Senior Loan Documents between Borrower and Senior Creditor.

         7.6 MATERIAL ADVERSE EFFECT. As of the Closing Date or the Advance Date, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 8.  DEFAULT

         The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note(s) and other Loan Documents:

         8.1 Borrower defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Note(s) or any of the other Loan Documents, and such default continues for more than five (5) days after the due date thereof; or

         8.2 Borrower defaults in any material respect in the performance of any other covenant or Secured Obligation of Borrower hereunder or under the Note(s) or any of the other Loan Documents, and such default continues for more than twenty (20) days after Lender has given notice of such default to Borrower.

         8.3 Any representation or warranty made herein by Borrower shall prove to have been false or misleading in any material respect when made; or

         8.4 Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (33-1/3% or more) of the properties of Borrower; or Borrower or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Borrower; or

         8.5 Sixty (60) days shall have expired after the commencement of an action by or against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

         8.6 Sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

         8.7 The material default, and the expiration of any applicable cure period by Borrower under any Excluded Agreement(s), any other promissory note or agreement for borrowed money, or any other agreement between Borrower and Lender; or

         8.8 The occurrence of any default under any lease or other agreement or obligation of Borrower involving an amount in excess of $100,000.00 or having a Material Adverse Effect; or the entry of any judgment against Borrower involving an award in excess of $100,000.00 that would have a Material Adverse Effect, that has not been bonded or stayed on appeal within thirty (30) days; or

         8.9 The occurrence of any material default under the Senior Loan Documents.

SECTION 9.  REMEDIES

         Upon the occurrence of any one or more Events of Default, Lender, at its option, may declare the Note and all of the other Secured Obligations to be accelerated and immediately due and payable (PROVIDED, that upon the occurrence of an Event of Default of the type described in Sections 8.4 or 8.5, the Note(s) and all of the other Secured Obligations shall automatically be accelerated and made due and payable without any further act), whereupon the unpaid principal of and accrued interest on such Note(s) and all other outstanding Secured Obligations shall become immediately due and payable, and shall thereafter bear interest at the Default Rate set forth in, and calculated according to, Section
2.3 (c) of this Agreement. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.

         Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon five (5) calendar days' prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

         First, to Lender in an amount sufficient to pay in full Lender's costs and professionals' and advisors' fees and expenses;

         Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

         Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

         Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9207 of the UCC.

         Lender's rights and remedies hereunder are subject to the terms of the Subordination Agreement.

SECTION 10.  MISCELLANEOUS

         10.1 CONTINUATION OF SECURITY INTEREST. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable and until Lender has executed a written termination statement (which Lender shall execute within a reasonable time after full payment of the Secured Obligations hereunder), reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

         10.2 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.3 NOTICE. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

         (a)      IF TO LENDER:

                                 COMDISCO, INC.
                                Legal Department
                           Attention: General Counsel
                              6111 North River Road
                               Rosemont, IL 60018
                            Facsimile: (847) 518-5088

                  WITH A COPY TO:

                        COMDISCO, INC./COMDISCO VENTURES
                              6111 North River Road
                               Rosemont, IL 60018
                            Facsimile: (847) 518-5465

         (b)      IF TO BORROWER:

                                 ACUSPHERE, INC.
                              Attention: President
                                38 Sidney Street
                               Cambridge, MA 02139
                            Facsimile: (617) 5770233
                              Phone: (617) 577-8800

or to such other address as each party may designate for itself by like notice.

         10.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Note(s), and the other Loan Documents, and the Warrant Agreement(s) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including, without limitation, Lender's proposal letter dated September 29, 1998, all of which are merged herein and therein. None of the terms of this Agreement, the Note(s), any of the other Loan Documents or Warrant Agreement(s) may be amended except by an instrument executed by each of the parties hereto.

         10.5 HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

         10.6 NO WAIVER. The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

         10.7 SURVIVAL. All agreements, representations and warranties contained in this Agreement, the Note(s), the other Loan Documents and the Warrant Agreement(s) or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

         10.8 SUCCESSOR AND ASSIGNS. The provisions of this Agreement, the other Loan Documents and the Warrant Agreement(s) shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note(s), any of the other Loan Documents or the Warrant Agreement(s), without Lender's express written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents or Warrant Agreement(s) without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender's successors and assigns.

         10.9 FURTHER INDEMNIFICATION. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         10.10 GOVERNING LAW. This Agreement, the Note(s), the other Loan Documents and the Warrant Agreement(s) have been negotiated and delivered to Lender in the State of Illinois, and shall not become effective until accepted by Lender, in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement, the Note(s), the other Loan Documents and the Warrant Agreement(s) shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         10.11 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note(s), any of the other Loan Documents or Warrant Agreement(s) may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally:
(a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in Cook County, State of Illinois; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note(s), the other Loan Documents or Warrant Agreement(s). Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in
Section 10.3, above and shall be deemed effective and received as set forth in
Section 10.3, above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

         10.12 MUTUAL WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSSCLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including, without limitation, Claims which involve persons or entities other than Borrower and Lender; Claims which arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract arising out of this Agreement, any other Loan Document or any of the Excluded Agreements, specific performance, or any equitable or legal relief of any kind.

         10.13 CONFIDENTIALITY. Lender acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, and any Financial Statements provided pursuant to Section 6 hereof, constitute proprietary and confidential information of the Borrower (the "Confidential Information"). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral or otherwise provided under this Agreement, provided such Confidential Information is marked as confidential by Borrower at the time of disclosure, shall be received in the strictest confidence and will not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, unless and until Lender has acquired indefeasible title thereto.

         10.14 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.



         BORROWER:                      ACUSPHERE, INC.

                                        Signature: /s/ Sherri C. Oberg
                                                   -----------------------------

                                        Print Name: Sherri C. Oberg
                                                   -----------------------------

                                        Title:     President and C.E.O.
                                                   -----------------------------

ACCEPTED IN ROSEMONT, ILLINOIS:

         LENDER:                        COMDISCO, INC.

                                        Signature: /s/ James P. Labe
                                                   -----------------------------

                                        Print Name: James P. Labe
                                                   -----------------------------

                                        Title:     President
                                                   -----------------------------
                                                   Comdisco Ventures Division

        AMENDMENT NUMBER ONE TO SUBORDINATED LOAN AND SECURITY AGREEMENT
                      DATED AS OF OCTOBER 16, 1998 BETWEEN
            ACUSPHERE, INC., AS BORROWER AND COMDISCO, INC. AS LENDER


         This Amendment ("Amendment") is entered into this 9th day of August, 1999 by and between Acusphere, Inc., a Delaware corporation, with its chief executive offices and principal place of business at 38 Sidney Street, Cambridge, Massachusetts, 02139 ("Borrower") and Comdisco, Inc., a Delaware corporation, with its chief executive offices and principal balance of business at 6111 North River Road, Rosemont, IL 60018 ("Lender").

                                    RECITALS

         WHEREAS, Borrower and Lender have entered into that certain Subordinated Loan and Security Agreement dated as of October 16, 1998, (the "Agreement") whereby Borrower requested Lender make available to Borrower a loan in the principal amount of up to FIVE MILLION and 00/100 DOLLARS
($5,000,000.00);

         WHEREAS, Borrower and Lender wish to amend certain terms and conditions of the Agreement;

         WHEREAS, the Secured Obligations hereunder shall be expressly subordinated, to the extent and in the manner set forth in the Subordination Agreement;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, Borrower and lender hereby agree as follows:

SECTION 1. DEFINITION

1.1. Except as expressly set forth herein, all terms used herein shall have the meanings set forth in the Agreement.

1.2.     The following definitions shall be added to Section 1 of the Agreement:

         "INITIAL PUBLIC OFFERING" means an initial public offering of Borrower's securities.

         "MAXIMUM LOAN AMOUNT" means Five Million and No/100 Dollars ($5,000,000.00).

         "MERGER EVENT" means a capital reorganization of the shares of the Borrower's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for in Section 2.5 hereof), or a merger or consideration of the Borrower with or into another corporation whether or not the Borrower is the surviving corporation, or the sale of all or substantially all of the Borrower's properties and assets to any other person.

         "PREFERRED STOCK" means, as used in this Amendment, the Borrower's Series E Preferred Stock.

         "PURCHASE OPTION" shall have the meaning assigned to such term in
Section 2.5 of this Agreement.

SECTION 2.  THE LOAN

2.1.     LOAN I AND LOAN II

         Borrower and Lender agree that the Loans shall be due and payable in eighteen (18) equal monthly installments of interest only, payable on the first day of the month, followed by eighteen (18) equal monthly installments of principal and interest, payable on the first day of each month, to and including the Maturity Date (each, a "Payment Date").

2.2. Section 2.5 of the Agreement shall be replaced with the following language:

         2.5      PURCHASE OPTION

         2.5.1 Lender shall have the right to purchase shares of Borrower's Preferred Stock with an aggregate value of up to thirty percent (30%) of the Maximum Loan Amount (subject to increase as provided in Section 2.5.2) at any time, at Lender's sole and absolute discretion (the "Purchase Option"). The Purchase Option shall be exercisable by Lender at any time prior to either (i) the Borrower's Initial Public offering, (ii) a Merger Event or (iii) August 9, 2004 at a purchase price equal to $4.29 per share (the "Purchase Price"). If Borrower's accountants advise the Borrower that conversion of a portion of the Notes would prevent the Merger from being treated as a pooling of interests, the Note(s) shall not be convertible pursuant to this Section, and instead Borrower shall prepay the Note(s) by prepaying the principal amount together with all accrued and unpaid interest and a prepayment premium of 1.5% of the then outstanding principal amount.

                  The number and purchase price of such shares are subject to adjustment as provided in this Section 2.5.

                  2.5.2 If the Borrower has not repaid the outstanding principal amount under a Note in its entirety by the Maturity Date (as defined in the applicable Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid, Lender shall have the right to purchase from the Borrower, at the Purchase Price (adjusted, as set forth and defined in Section 2.5.3 herein), an additional amount of Preferred Stock with a value equal to the product of (x) the outstanding principal amount which is due but unpaid and (y) one percent (1%).

                  2.5.3 The Purchase Price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

                           (a) If the Borrower at any time shall, by combination, reclassification, exchange or subdivision of the securities as to which purchase rights under this Purchase Option exist into the same or a different number as securities of any other class or classes, this Purchase Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Purchase Option immediately prior to such classification, exchange, subdivision or other change.

                           (b) If the Borrower at any time shall combine or subdivide its Preferred Stock, the Purchase Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

                           (c) If the Borrower at any time shall pay a dividend payable in, or Distribution of, the Borrower's stock for consideration on a per share value less than the Purchase Price (other than any distribution specifically provided for in the foregoing subsections (a) and (b), then upon conversion of the Preferred Stock purchasable hereunder into the Borrower's Common Stock, Lender shall be eligible for the conversion price adjustment as provided in the Borrower's Charter (as defined below). The provision shall apply regardless of whether Lender is a shareholder at the time of any dilutive issuance.

                           (d) Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Borrower's Certificate of Incorporation, as amended through the Effective Date, a true and complete copy of which is attached hereto as EXHIBIT D (the "Charter"). The Borrower shall promptly provide the Lender with any restatement, amendment, modification or waiver of the Charter. The Borrower shall provide Lender with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Purchase Option, which notice shall include (i) the price at which such stock or security is to be sold, (ii) the number of shares to be issued, and (iii) such other information as necessary for Lender to determine if a dilutive event has occurred.

                           (e) If: (i) the Borrower shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Borrower shall offer for subscription pro rata to the holders of any class of its preferred or other convertible stock any additional shares of stock of any class or other rights;
         (iii) there shall be any Merger Event; (iv) there shall be an Initial Public Offering; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Borrower; then, in connection with each such event, the Borrower shall send to the Lender: (A) at least twenty (20) days' prior written notice of the date on which the books of the Borrower shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon dissolution, liquidation or winding up); and
         (C) in the case of a Initial Public Offering or Merger Event, the Borrower shall give the Lender at least twenty (20) days written notice prior to the effective date thereof.

                  Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated,
         (iv) the Purchase Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Lender, at the address as shown on the books of the Lender.

                           (f) Failure to timely provide such notice required by subsection (e) above shall entitle Lender to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Lender. The notice period shall begin on the date Lender actually receives a written notice containing all the information specified above.

                  2.5.5 The Purchase Option is exercisable by the Lender, in whole or in part, at any time, or from time to time, prior to the earlier of or in conjunction with (i) Initial Public Offering, (ii) Merger Event or (iii) August 9, 2004. Lender may exercise its Purchase Option by tendering to the Borrower at its principal office a notice of exercise in the form attached hereto as EXHIBIT E (the "Notice of Purchase"), duly completed and executed. The Purchase Price for that portion of the Purchase Option so exercised may be payable, at Lender's option, in (a) cash, by bank cashier's or certified check or by wire transfer upon closing of the Merger Event, Initial Public Offering or August 9, 2004 or (b) Lender may satisfy all or a portion of the Purchase Price by tender of one or more Note(s), the outstanding principal and interest of which shall be credited against the Purchase Price, with the balance, if any, of the Purchase Price payable in cash or by check as provided above upon the closing of the Merger Event, Initial Public offering or August 9, 2004. In such event, the Note(s) so tendered will be deemed satisfied in full and will be cancelled by the Borrower and the Borrower will have no further obligation to the Lender under such Note(s).

                  Promptly upon receipt of the Notice of Purchase, Borrower shall execute the acknowledge of exercise in the form attached hereto as EXHIBIT F (the "Acknowledgement of Purchase") indicating the number of shares which remain subject to future purchases, if any. Upon receipt of the Purchase Price in accordance with the terms set forth above, the Borrower shall issue to the Lender a certificate for the number of shares of Preferred Stock purchased, no later than twenty-one
         (21) days thereafter.

                  2.5.6 During the term of this Purchase Option, the Borrower will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

                  2.5.7 No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Purchase Option, but in lieu of such fractional shares the Borrower shall make a cash payment therefor upon the basis of the Purchase Price then in effect.

                  2.5.8 This Purchase Option does not entitle the Lender to any voting rights or other rights as a shareholder of the Borrower prior to the exercise of the Purchase Option.

                  2.5.9 Borrower shall give Lender at least 45 days notice of its intent to consummate any Merger Event or any Initial Public Offering of its capital stock pursuant to a registration statement filed with the Securities and Exchange Commission. In either such event, Lender shall have the right to exercise its Purchase Option subject to and in conjunction with the successful completion of such Merger Event or Initial Public Offering. If such closing does not take place, the Borrower shall promptly notify the Lender that such proposed transaction has been terminated, and the Lender may rescind any exercise of its Purchase Option promptly after such notice of termination of the proposed transaction if the exercise of this Purchase Option has occurred after the Borrower notified the Lender that the Merger Event or Initial Public Offering was proposed.

SECTION 3    MISCELLANEOUS

3.1 Absence of Events of Defaults. As of the date hereof, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no fact or condition exists that would (or would with the passage of time, the giving of notice, or both) constitute a default under the Senior Loan Documents between Borrower and Senior Creditor.

3.2 Material Adverse Effect. As of the date hereof, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

3.3 Representations and Warranties of Borrower. As of the date hereof, the representations and warranties made by Borrower in Section 2 of the Agreement remain in full force and effect.

3.4 Section 10.8 of the Agreement shall be replaced by the following language:

         SUCCESSOR AND ASSIGNS. The provisions of this Agreement, the other Loan Documents and the Warrant Agreement(s) shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note(s), any of the other Loan Documents or the Warrant Agreement(s), without Lender's express written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents or Warrant Agreement(s) without prior notice to Borrower (i) to any affiliate of Lender, in whole or in part or (ii) to any third party, in its entirety, and all of such rights shall inure to the benefit of Lender's successors and assigns.

3.5 Except as specifically amended hereby, the terms and conditions of the Agreement are hereby reaffirmed and remain in full force and effect, and from and after the date hereof the "Agreement" shall mean the "Agreement" as amended by this Amendment.

3.6 This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one an the same instrument.

         IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.


BORROWER                                 ACUSPHERE, INC.


                                         Signature: /s/ Sherri C. Oberg
                                                    ----------------------------
                                         Print Name: Sherri C. Oberg
                                                     ---------------------------
                                         Title: President and CEO
                                                --------------------------------

ACCEPTED IN ROSEMONT, ILLINOIS

LENDER                              COMDISCO, INC.


                                    Signature: /s/ James Labe
                                               ---------------------------------
                                    Print Name: James Labe
                                                --------------------------------
                                    Title: President, Comdisco Ventures Division
                                           -------------------------------------

                                    EXHIBIT D


                                   THE CHARTER

                                    EXHIBIT E


                      NOTICE OF EXERCISE OF PURCHASE OPTION


TO:      _______________ ("Borrower")

(1) The undersigned Lender hereby elects to exercise its Purchase Option with respect to ___________ shares of the Series ___ Preferred Stock of Borrower, pursuant to the terms of the Subordinated Loan and Security Agreement dated the 16th day of October, 1998 as amended (the "Loan Agreement") between Borrower and the Lender.

(2) Lender shall tender payment of the Purchase Price for such shares in full, together with all applicable transfer taxes, if any by:

         (a) Cash, bank cashier or certified check or wire transfer to an account specified by Borrower in the amount of $___________

                  and/or

         (b) Tender of one or more Note(s) in the principal amount of $_________, plus accrued interest.

(3) In exercising its rights with respect to the Purchase Option, the undersigned hereby represents and warrants to Borrower as follows:

         (a) The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Lender's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Lender has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) The Lender understands (i) that the Preferred Stock issuable upon exercise of its Purchase Option is not registered under the 1933 Act nor qualified under applicable state securities laws on the ground that the issuance contemplated by its Purchase Option will be exempt from the registration and qualifications requirements thereof, and (ii) that the Borrower's reliance on such exemption is predicated on the representations set forth in this notice.

         (c) The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

         (d) The Lender understands that if the Borrower does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the "1934 Act"), or file reports pursuant to Section 15(d), of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this its Purchase Option, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, if may be required to hold such securities for an indefinite period. The Lender also understands that any sale of its rights of the Lender to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

         (e) Lender is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 or Regulation D, as presently in effect.

(4) Subject to our review and acceptance of your Acknowledgment Certificate with respect to this Notice and payment of the Purchase Price in accordance with the terms hereof, please issue a certificate or certificates representing said shares of Series ___ Preferred Stock in the name of the undersigned or in such other name as is specified below.



                                           -------------------------------------
                                           (Name)


                                           -------------------------------------
                                           (Address)


                                           LENDER:  COMDISCO, INC.

                                           By:

                                           Title:_______________________________

                                           Date:________________________________

                                    EXHIBIT F

                       ACKNOWLEDGMENT OF RECEIPT OF NOTICE
                         OF EXERCISE OF PURCHASE OPTION


         The undersigned ________ ("Borrower") hereby acknowledges receipt of the "Notice of Purchase" from Comdisco, Inc. ("Lender") to exercise its Purchase Option with respect to ____ shares of the Series ___ Preferred Stock of ______________ pursuant to the terms of the Subordinate Loan and Security Agreement dated October 16, 1998, as amended, (the "Agreement"). Borrower further acknowledges that ____ shares remain subject to purchase under the terms of the Agreement.

         In connection with such Purchase Option the undersigned hereby represents, warrants and agrees as follows:

         (a) All representations and warranties of the Borrower made pursuant to the Agreement are true and correct in all material respects on and as of the date of this Acknowledgement with the same effect as though made on as of this date (except as set forth in Schedule 1 to this Acknowledgment)

         (b) The Preferred Stock issuable upon exercise of the Lender's rights has been duly and validly reserved and, when issued in accordance with the provisions of the Purchase Option, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to the Purchase Option may be subject to restrictions on transfer under state and/or Federal securities laws. The Borrower has made available to the Lender true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon Purchase of the Purchase Option shall be made without charge to the Lender for any issuance tax in respect thereof, or other cost incurred by the Borrower in connection with such Purchase and the related issuance of shares of Preferred Stock. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the lender.

         (c) The issuance to Lender of the right to acquire the shares of Preferred Stock, has been duly authorized by all necessary corporate action on the part of the Borrower, and the Purchase Option is not inconsistent with the Borrower's Charter or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Purchase Option constitutes a legal, valid and binding agreement of the Borrower, enforceable in accordance with its terms.

         (d) No consent or approval of, giving notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Borrower of its obligation sunder the Purchase Option, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

         (e) The Borrower is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

         (f) Subject to the accuracy of the Lender's representations in its Notice, the issuance of the Preferred Stock upon exercise of the Purchase Option will constitute a transaction exempt from (i) the registration requirements of
Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

         (g) If Lender proposes to sell Preferred Stock issuable upon the exercise of the Purchase Option in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Borrower shall furnish to the Lender, within ten days after receipt of a written request, a written statement confirming the borrower's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

         Borrower acknowledges that Lender has the right to review Schedule 1 to this Certificate and that Lender may in its sole discretion withdraw its notice of exercise of Purchase Option within the [ten business] days after Lender's receipt of this Acknowledgement.


                                BORROWER:     ACUSPHERE, INC.

                                              By:_______________________________

                                              Title:____________________________

                                              Date:_____________________________